Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION ANNOUNCES NEW $1.5 BILLION STOCK REPURCHASE PROGRAM AND PROVIDES FULL YEAR 2008 OUTLOOK

Boston, Massachusetts – March 14, 2008: American Tower Corporation (NYSE: AMT) today announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission. In addition, the Company announced a new stock repurchase program and provided its full year 2008 outlook.

Stock Repurchase Program

The Company’s Board of Directors has approved a new stock repurchase program, pursuant to which the Company is authorized to purchase up to $1.5 billion of its Class A common stock. The Company expects to fund repurchases through a combination of cash on hand, cash generated by operations, borrowings under its revolving credit facility and future financing transactions. Accordingly, the Company’s stock repurchase program is subject to the Company having available cash to fund repurchases. Under the program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. To facilitate repurchases, the Company plans to make purchases pursuant to trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, which allows the Company to repurchase shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.

Full Year 2008 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of March 14, 2008. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2008(1)
Rental and management segment revenue	$1,520	to	$1,540
Rental and management segment Gross Margin (2)	$1,174	to	$1,198

Network development services segment revenue	35	to	50
Network development services segment Gross Margin (2)	15	to	20

Adjusted EBITDA (2)(3)	1,064	to	1,089

Interest expense (4)	265	to	255
Income from continuing operations	126	to	143

Cash provided by operating activities (4)	770	to	810
Payments for purchase of property and equipment and construction activities (5)	185	to	215

(1)	The Company’s full year 2008 outlook includes (a) an estimated decrease in non-cash straight-line revenues of approximately $25 million from the full year 2007; and (b) the estimated financial impact of approximately 180 towers that were acquired by the Company subsequent to December 31, 2007. (For additional information on straight-line revenues, we refer you to the information under the heading “Revenue Recognition” contained in note 1 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.)

(2)	See Non-GAAP and Defined Financial Measures below.

(3)	The Company’s full year 2008 outlook for Adjusted EBITDA (a) does not include any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (b) does not include $55 million to $58 million of stock-based compensation expense; and (c ) includes $9 million of international business development expense.

(4)	The Company’s full year 2008 outlook for interest expense and cash provided by operating activities does not include interest costs associated with anticipated incremental borrowings to fund the Company’s stock repurchase programs.

(5)	The Company’s full year 2008 outlook for capital expenditures includes costs for the construction of approximately 300 to 400 new sites, including in-building systems, and approximately $40 million to $60 million of ground lease purchases.

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows:

	Full Year 2008
Income from continuing operations (1)	$126	to	$143
Interest expense	265	to	255
Depreciation, amortization and accretion (2)	520	to	520
Stock-based compensation expense	55	to	58
Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries	98	to	113

Adjusted EBITDA	$1,064	to	$1,089

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonable predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

(2)	The Company has retained an independent consultant and is in the process of reviewing the estimated useful lives of its tower assets. Based on preliminary information obtained to date, the Company expects that its estimated asset lives may be extended, which would result in a future material decrease in depreciation and amortization expense. (For additional information on the Company’s review of its useful lives, we refer you to the information under the heading “Use of Estimates” contained in note 1 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.)

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 22,800 sites in the United States, Mexico and Brazil. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, and Adjusted EBITDA. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, and stock-based compensation expense, plus interest income, TV Azteca, net. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking” statements concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2008 Outlook and our stock repurchase program. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for our Revolving Credit Facility, the indentures governing our debt securities, and the loan agreement related to our Securitization could adversely affect our business by limiting flexibility; (5) we have identified a material weakness in our internal control over financial reporting that, until remediated, could result in a material misstatement in our financial statements; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to realize our net operating losses; (7) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (8) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (19) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (20) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important information regarding these risk factors, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Forward-looking statements represent the Company’s current expectations and are inherently uncertain. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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